      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 2001


                                                      REGISTRATION NO. 333-54120
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              TORCH OFFSHORE, INC.
             (Exact name of registrant as specified in its charter)
                             ---------------------

            DELAWARE                             1389                            74-2982117
  (State or other jurisdiction       (Primary Standard Industrial             (I.R.S. Employer
of incorporation or organization)     Classification Code Number)            Identification No.)

                         401 WHITNEY AVENUE, SUITE 400
                          GRETNA, LOUISIANA 70056-2596
                                 (504) 367-7030
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                              WILLIAM J. BLACKWELL
                         401 WHITNEY AVENUE, SUITE 400
                          GRETNA, LOUISIANA 70056-2596
                                 (504) 367-7030
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                   Copies to:

         R. JOEL SWANSON                    MARK W. COFFIN                     JAMES H. WILSON
       BAKER BOTTS L.L.P.                 ADAMS AND REESE LLP              VINSON & ELKINS L.L.P.
        910 LOUISIANA ST.              1221 MCKINNEY, 44TH FLOOR         1001 FANNIN ST., SUITE 2300
     HOUSTON, TX 77002-4995                HOUSTON, TX 77010               HOUSTON, TX 77002-6760
         (713) 229-1234                     (713) 652-5151                     (713) 758-2222

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

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Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Torch Offshore, Inc. (the "Company") in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

Securities and Exchange Committee registration fee..........  $   21,563
NASD filing fee.............................................       8,625
Nasdaq National Market listing fee..........................      75,625
Legal fees and expenses.....................................     600,000
Accounting fees and expenses................................     125,000
Blue Sky fees and expenses (including legal fees)...........      25,000
Printing expenses...........................................     175,000
Transfer Agent fees.........................................      20,000
Miscellaneous...............................................      49,187
                                                              ----------
          Total.............................................  $1,100,000
                                                              ==========

* To be provided by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The Company is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware (the "DGCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such

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                                                                           II- 1

PART II
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expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Company's Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL. The underwriting agreement also provides for the indemnification of the directors and officers in certain circumstances. The Company has also entered into indemnification agreements with each of its directors and executive officers.

The Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists as of the date of the Certificate of Incorporation or as such provision may be thereafter amended, supplemented or replaced or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
The Company has not sold any securities, registered or otherwise, within the past three years, except for the shares issued in connection with the formation of the Company on January 11, 2001 in an offering exempt from registration under
Section 4(2) of the Securities Act of 1933, as amended.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) EXHIBITS


NUMBER                           DESCRIPTION
---------------------------------------------------------------------
 1.1     Form of Underwriting Agreement
 3.1+    Certificate of Incorporation
 3.2+    Bylaws
 3.3     Certificate of Amendment to Certificate of Incorporation
 4.1+    Form of specimen common stock certificate
 4.2+    Form of Registration Rights Agreement among the Company and the stockholders named therein
 5.1+    Opinion of Baker Botts L.L.P.
10.1+    Contribution Agreement dated January 15, 2001 among Torch,
         Inc., Friends of Lime Rock LP, Riverside Investments LLC and
         Torch Offshore, Inc.
10.2+    Torch Offshore, Inc. 2001 Long-Term Incentive Plan
10.3+    Employment Agreement between Torch Offshore, Inc. and Willie
         J. Bergeron, Jr., dated January 15, 2001
10.4+    Employment Agreement between Torch Offshore, Inc. and
         William J. Blackwell, dated January 15, 2001
10.5+    Employment Agreement between Torch Offshore, Inc. and
         Vincent Lecarme, dated January 15, 2001
10.6+    Employment Agreement between Torch Offshore, Inc. and James
         J. Mermis, dated January 15, 2001
10.7+    Employment Agreement between Torch Offshore, Inc. and Eric
         N. Smith, dated January 15, 2001
10.8+    Employment Agreement between Torch Offshore, Inc. and E. T.
         Robinson III, dated January 15, 2001


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II- 2

PART II
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
NUMBER                           DESCRIPTION
---------------------------------------------------------------------
10.9+    Form of Indemnification Agreement
10.10+   Vessel Construction Contract by and between Bender
         Shipbuilding & Repair Co., Inc. and Torch Deepwater Inc.,
         dated March 30, 2000, as amended
10.11    Working Capital Line of Credit Agreement between Regions
         Bank and Torch Offshore, L.L.C., as Borrower, dated May 11,
         2001
10.12+   Pipelay Services Contract between Union Oil Company of
         California and Torch, Inc., a Louisiana corporation, dated
         January 4, 2001
10.13+   Co-operation Agreement between Sonsub Inc., a Delaware
         corporation, and Torch, Inc., a Louisiana corporation, dated
         March 17, 2000
10.14+   Agreement between Torch, Inc. and SAS Gouda B.V, dated March
         18, 1998
10.15+   Option to Purchase between Robbye Waldron, as trustee of the
         Chapter 7 bankruptcy estate of HBH, Inc. and Torch Offshore
         L.L.C., dated March 2, 2001
21.1+    List of subsidiaries of the Company
23.1+    Consent of Arthur Andersen LLP
23.5+    Consent of Baker Botts L.L.P. (contained in Exhibit 5.1
         hereto)
24.1+    Powers of Attorney.



 +  Previously filed.


(b) FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because the information is inapplicable or is contained in the Financial Statements or Notes.

ITEM 17. UNDERTAKINGS
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Company hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The undersigned Company hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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                                                                           II- 3

PART II
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SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gretna, State of Louisiana, on the 30th day of May, 2001.


                                          TORCH OFFSHORE, INC.

                                          By: /s/ LYLE G. STOCKSTILL
                                            ------------------------------------
                                          Name: Lyle G. Stockstill
                                          Title:  Chairman of the Board and
                                                  Chief Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                       SIGNATURE                                    TITLE                  DATE
                       ---------                                    -----                  ----
/s/ LYLE G. STOCKSTILL                                    Chairman of the Board and       May 30, 2001
--------------------------------------------------------  Chief Executive Officer
Lyle G. Stockstill                                        (Principal Executive
                                                          Officer)

/s/ WILLIAM J. BLACKWELL                                  Chief Financial Officer         May 30, 2001
--------------------------------------------------------  and Director (Principal
William J. Blackwell                                      Financial and Accounting
                                                          Officer)

/s/ LANA J. HINGLE STOCKSTILL*                            Senior Vice President --        May 30, 2001
--------------------------------------------------------  Administration and
Lana J. Hingle Stockstill                                 Director

/s/ ERIC N. SMITH*                                        Executive Vice President        May 30, 2001
--------------------------------------------------------
Eric N. Smith

/s/ CURTIS LEMONS*                                        Director                        May 30, 2001
--------------------------------------------------------
Curtis Lemons

/s/ JOHN REYNOLDS*                                        Director                        May 30, 2001
--------------------------------------------------------
John Reynolds

/s/ KEN WALLACE*                                          Director                        May 30, 2001
--------------------------------------------------------
Ken Wallace


*By: /s/ WILLIAM J. BLACKWELL
     --------------------------------------------------------
     William J. Blackwell
     Attorney-in-Fact

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II- 4

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Index to Exhibits


NUMBER                           DESCRIPTION
---------------------------------------------------------------------
 1.1     Form of Underwriting Agreement
 3.1+    Certificate of Incorporation
 3.2+    Bylaws
 3.3     Certificate of Amendment to Certificate of Incorporation
 4.1+    Form of specimen common stock certificate
 4.2+    Form of Registration Rights Agreement among the Company and the stockholders named therein
 5.1+    Opinion of Baker Botts L.L.P.
10.1+    Contribution Agreement dated January 15, 2001 among Torch,
         Inc., Friends of Lime Rock LP, Riverside Investments LLC and
         Torch Offshore, Inc.
10.2+    Torch Offshore, Inc. 2001 Long-Term Incentive Plan
10.3+    Employment Agreement between Torch Offshore, Inc. and Willie
         J. Bergeron, Jr., dated January 15, 2001
10.4+    Employment Agreement between Torch Offshore, Inc. and
         William J. Blackwell, dated January 15, 2001
10.5+    Employment Agreement between Torch Offshore, Inc. and
         Vincent Lecarme, dated January 15, 2001
10.6+    Employment Agreement between Torch Offshore, Inc. and James
         J. Mermis, dated January 15, 2001
10.7+    Employment Agreement between Torch Offshore, Inc. and Eric
         N. Smith, dated January 15, 2001
10.8+    Employment Agreement between Torch Offshore, Inc. and E. T.
         Robinson III, dated January 15, 2001
10.9+    Form of Indemnification Agreement
10.10+   Vessel Construction Contract by and between Bender
         Shipbuilding & Repair Co., Inc. and Torch Deepwater Inc.,
         dated March 30, 2000, as amended
10.11    Working Capital Line of Credit Agreement between Regions
         Bank and Torch Offshore, L.L.C., as Borrower, dated May 11,
         2001
10.12+   Pipelay Services Contract between Union Oil Company of
         California and Torch, Inc., a Louisiana corporation, dated
         January 4, 2001
10.13+   Co-operation Agreement between Sonsub Inc., a Delaware
         corporation, and Torch, Inc., a Louisiana corporation, dated
         March 17, 2000
10.14+   Agreement between Torch, Inc. and SAS Gouda B.V, dated March
         18, 1998
10.15+   Option to Purchase between Robbye Waldron, as trustee of the
         Chapter 7 bankruptcy estate of HBH, Inc. and Torch Offshore
         L.L.C., dated March 2, 2001
21.1+    List of subsidiaries of the Company
23.1+    Consent of Arthur Andersen LLP
23.5+    Consent of Baker Botts L.L.P. (contained in Exhibit 5.1
         hereto)
24.1+    Powers of Attorney.



 +  Previously filed.


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